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                                  EXHIBIT 23.2

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and Form AC - Application for Conversion filed with the Office of Thrift Supervision on August 2, 2002 of our report dated May 3, 2002 on the financial statements of Atlantic Liberty Savings, F.A. for the year ended March 31, 2002. We also consent to the references to us under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of Atlantic Liberty Savings, F.A. - Tax Effects," "Income Tax Consequences," "Legal and Tax Matters," and "Experts" in Amendment No. 1 to the Registration Statement on Form SB-2 and in the Form AC.



                                          /s/ Radics & Co., LLC
                                          ----------------------
                                          Radics & Co., LLC






Pine Brook, New Jersey
August 2, 2002